Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 10-K of our report dated May 13, 2021, with respect to our audit of the consolidated financial statements of Clearday, Inc. (f/k/a Allied Integral Inc.) as of December 31, 2020 and for year ended December 31, 2020.

/s/ Friedman LLP

Marlton, New Jersey
April 15, 2022